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                                                                       EXHIBIT 5


                               September 16, 1998




Cobra Electronics Corporation
6500 West Cortland Street
Chicago, Illinois 60635

                  Re:  Cobra Electronics Corporation
                       Registration Statement on Form S-8

Ladies and Gentlemen:

                  We have acted as counsel for Cobra Electronics Corporation, a Delaware corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 310,000 shares of common stock, par value $.33 1/3, of the Company ("Common Stock") to be offered to participants in the Company's 1998 Stock Option Plan (the "Plan").

                  We are familiar with the Certificate of Incorporation, as amended, and the By-laws of the Company and all amendments thereto and resolutions of the Board of Directors of the Company relating to the Plan and the Registration Statement.

                  In this connection, we have examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and other corporate documents, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for the opinions set forth herein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

                  Based upon the foregoing, we are of the opinion that:


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Cobra Electronics Corporation
September 16, 1998
Page 2


                  1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

                  2. If, pursuant to the authorization of the Company's Board of Directors or a duly authorized committee thereof, the Company shall issue authorized and unissued shares of Common Stock, or if the Company legally and validly reacquires issued and outstanding shares of Common Stock and thereafter, pursuant to the authorization by the Board of Directors or a duly authorized committee thereof, resells such issued but not outstanding shares, such shares will be legally issued, fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Act; (ii) such shares shall have been duly issued and sold in the manner contemplated by the Plan; and (iii) certificates representing such shares shall have been duly executed, countersigned and registered and duly delivered against receipt by the Company of the consideration (but, in the case of authorized and unissued shares of Commmon Stock, not less than the par value thereof) provided in the Plan.

                  We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to the application of the securities or blue sky laws of the various states to the sale of shares of Common Stock. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions expressed above, including any change in applicable law.

                  This opinion letter is limited to the General Corporation Law of the State of Delaware.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons from whom consent is required by Section 7 of the Securities Act or the related rules promulgated by the Commission.

                                                     Very truly yours,

                                                     Sidley & Austin